Exhibit 99.1

PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (“Contract”) is made as of this 19th day of June, 2015 (the “Effective Date”) by and between GROVE PARK PROPERTY, LLC, a South Carolina limited liability company, (“Seller”), and WHLR-Grove Park, LLC, a Delaware limited liability company (“Purchaser”).
WITNESSETH:
WHEREAS, Seller owns a shopping center containing approximately 9.57 acres of land and improvements thereon with approximately 106,557 square feet of leasable area, commonly referred to as Grove Park Shopping Center with an address of 1370 Chestnut Street, Orangeburg, SC 29115-3451, and desires to sell same to Purchaser; and
WHEREAS, Purchaser desires to acquire such shopping center and related assets;
NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:
1.     Property. Subject to the terms and conditions herein, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following described property:
A.     All those certain tracts or parcels of land located in Orangeburg, South Carolina, consisting of approximately 9.57 acres of land as more particularly described on Exhibit “A” attached hereto and by this reference incorporated herein, together with the buildings, certain driveways, parking areas, stormwater ponds, and all other improvements located thereon owned by Seller (the “Improvements”), and together with all appurtenances, rights, easements, rights of way, tenements and hereditaments incident thereto and all title and interest, if any, of Seller in and to any land lying in the bed of any street, road or avenue, open, closed or proposed, in front of or adjoining said tracts of land (said tracts of land, the Improvements and all other rights described above being hereinafter collectively referred to as the “Real Property”); and
B.    All equipment, furniture, furnishings, supplies and other fixtures of every description located on, or attached to the Real Property and which are owned by Seller as of the Effective Date (the “Additional Property”), and
C.    All leases of portions of the Real Property (the “Leases”), as more particularly described in that rent roll on Exhibit “B” attached hereto and by this reference made a part herein; and
D.    To the extent of Seller’s interest, if any, all other assets and property rights (including intangible assets) relating to the Real Property and Additional Property or any portion thereof, including, but not limited to, all reciprocal easement agreements, operating agreements, development agreements, warranties, guarantees and bonds, certificates of occupancy, trade names, service marks, service contracts (to the extent assumed by Purchaser), governmental and regulatory licenses and permits (including any permits relating to stormwater management), final working drawings, engineering plans, utilities lay-out plans, surveys, topographical plans and plans and specifications; but specifically excluding options, warrants, stock, cash, cash equivalents, accounts receivable (other than as expressly adjusted herein), confidential or privileged information, tax returns and related information, and like items.
The Real Property, Additional Property, Leases and all other assets and property rights and interests described in this Section 1 are hereinafter collectively referred to as the “Property”.
2.     Purchase Price and Terms of Payment.
A.    The purchase price (“Purchase Price”) for the Property shall be SIX MILLION SIX HUNDRED THOUSAND and 00/100 DOLLARS ($6,600,000.00) and shall be paid on the Closing Date by Federal funds wire transfer, in United States dollars.
B.    Within two (2) business days after the expiration of the Review Period (as defined below), unless this Contract has been sooner terminated, Purchaser shall deposit ONE HUNDRED FIFTY THOUSAND and 00/100 DOLLARS ($150,000.00) (the “Deposit”) with Wesley M. Graybill, Graybill, Lansche and Vinzani, 2721 Devine Street, Columbia, South Carolina 29205, Direct: (803) 404-5703, Facsimile: (803) 404-5701, Mobile: (803) 260-5579, wgraybill@glvlawfirm.com (the “Escrow Agent”). If the transaction contemplated by this Contract closes in accordance with the terms and conditions of this Contract, at Closing, as defined below, the Deposit shall be delivered by the Escrow Agent to Seller as payment toward the Purchase Price. The Deposit shall be promptly deposited by Escrow Agent in a separate, federally insured, interest-bearing account at a commercial bank approved by Seller. The interest accruing thereon shall be deemed to be part of the Deposit. To allow the interest bearing account to be opened, Purchaser and Seller shall separately furnish to Escrow Agent their respective tax identification numbers.
C.    The remaining balance of the Purchase Price shall be payable in cash or by wire transfer or other immediately available funds to Seller on the Closing Date.
3.    Review Period; Inspection.
A.    At all times during the period commencing on the Effective Date and terminating on the date that is thirty (30) days after the Effective Date (the “Review Period”), Purchaser, its agents, employees, representatives and contractors, at Purchaser’s sole cost and expense, shall have the rights:
1.    To enter upon the Real Property at all reasonable times, and after reasonable advance notice to Seller, subject to Sections 3A, 3C, 3D and 3E, to perform such tests, inspections and examinations of the Real Property and Additional Property as Purchaser deems advisable, including the structural condition of, and all electrical and mechanical systems contained in, the Improvements, and to make investigations with regard to title to the Real Property, environmental matters, matters of survey, flood plain of the Real Property, utilities availability, zoning and building code and other applicable governmental requirements with regard to the Real Property and the use thereof. With respect to the foregoing investigations, Purchaser, its agents, employees, representatives and contractors, may enter upon the Real Property and do all things necessary in connection therewith, subject to the tenants’ rights of occupancy, and provided they do not adversely affect the Real Property. Purchaser shall not unreasonably disturb any of the tenants while conducting its inspections, tests and studies. Purchaser shall indemnify, defend and hold Seller harmless from and against all cost, loss, damage and expense, including reasonable attorneys’ fees, arising out of Purchaser’s or its agent’s or independent contractor’s actions in conducting the activities upon the Real Property pursuant to the terms of this paragraph; and
2.    After reasonable advance notice to Seller, to investigate and review any and all books and records relating to the Property and all Leases, service agreements, tenant correspondence, operating statements, warranties, guarantees or bonds, certificates of occupancy, governmental or regulatory licenses and permits, plans and specifications and other items relating to the Property. Within five (5) days of the Effective Date Seller shall forward (or make available) to Purchaser true and complete copies of all the items set forth on Exhibit “C” to the extent that such items are in its possession or control. At all reasonable times Seller shall make available to Purchaser, its counsel and accountants, all financial and operating data and other books and records pertaining to the Property under Seller’s control (other than privileged or confidential information).
B.    Purchaser shall have the right during the Review Period to determine that it is satisfied, in its sole and absolute discretion, with the results of any of the tests, inspections or investigations relating to the Property or the operation thereof, and that the Property is suitable in all respects for Purchaser’s intended purposes or needs. In the event Purchaser does not, prior to the end of the Review Period, notify Seller in writing of the waiver of its right to terminate this Contract pursuant to its review of the items as set forth in this Section 3, this Contract shall automatically terminate without requirement of further action on the part of Purchaser or Seller. In the event of such termination, Purchaser shall immediately return to Seller any documents, plans, studies or other materials related to the Property that were provided by Seller to Purchaser, and so long as Purchaser is not in default hereunder, the Deposit shall be refunded to Purchaser and neither party shall have any further liability or obligations to the other hereunder provided; however, the indemnity contained in Section 3.A herein shall survive.
C.    Purchaser and any agents and contractors entering on to the Property will: (i) maintain comprehensive general liability (occurrence) insurance in terms and amounts (at least $1,000,000) satisfactory to Seller covering any accident arising in connection with the presence of Purchaser or Purchaser’s on the Property, and deliver to Seller a certificate of insurance, which names the Seller and Seller’s Property Manager as additional insureds thereunder verifying such coverage to Seller prior to entry upon the Property; (ii) promptly pay when due the costs of all entry and inspections and examinations done with regard to the Property; and (iii) restore the Real Property and Improvements to the condition in which the same were found before any such entry upon the Real Property and inspection or examination was undertaken.
D.    If Purchaser desires to conduct any physically intrusive due diligence, such as sampling of soils, other media, building materials, or the like, Purchaser will identify in writing exactly what procedures Purchaser desires to perform and request Seller's express written consent. Seller may withhold or condition consent to any physically intrusive due diligence in Seller's sole and absolute discretion. If Seller grants consent for Purchaser to conduct any physically intrusive due diligence, then upon receipt of Seller's written consent, Purchaser and all Purchaser’s contractors agents and employees shall, in performing such due diligence, comply with the agreed upon procedures and with any and all laws, ordinances, rules, and regulations applicable to the Property and will not engage in any activities which would violate any permit, license, or environmental law or regulation.
E.    Purchaser shall endeavor to coordinate with Seller before making any contact with any tenant at the Property or elesewhere. Seller shall have the right to have a representative present during any visits to or inspections of the Property by Purchaser or any of Purchaser’s agents or contractors.
4.    Title.
A.    Purchaser shall obtain at its sole cost and expense a current ALTA owner's title commitment for title insurance for the Real Property (the “Title Commitment”) issued by the Escrow Agent, together with true and complete copies of all exceptions contained therein and Purchaser shall obtain, at its sole cost and expense, an ALTA Survey of the Real Property (the “Survey”). Promptly after receipt of the Title Commitment and Survey, Purchaser shall review all such information and shall furnish a copy of the Title Commitment and Survey to Seller together with a statement as to which exceptions shown on the Title Commitment or matters on the Survey are unacceptable to Purchaser (the “Title Objection(s)”). If Purchaser fails to deliver such notice of Title Objections to Seller prior to the end of the Review Period then Purchaser shall be deemed to have found title unacceptable in all respects and this Contract shall be deemed terminated by Purchaser, the Deposit shall be returned to Purchaser and the Seller and Purchaser shall have no further responsibility to each other under this Contract; provided, however, the indemnity contained in Section 3 (A) herein shall survive such termination.
B.    Within five (5) business days of receipt of Purchaser's written notice of Title Objections (the “Seller Election Date”), Seller shall notify Purchaser in writing of any Title Objections which Seller either refuses to cure or is unable to cure in a manner acceptable to Purchaser. In the absence of such notice from Seller to Purchaser, Seller shall be deemed to have elected not to satisfy, correct or cure any Title Objections.
C.    In the event Seller notifies Purchaser or is deemed to have notified Purchaser on or before the Seller Election Date of its election to refuse to cure or its inability to cure in a manner acceptable to Purchaser all of the Title Objections of which Seller is notified by Purchaser, then Purchaser shall by notice to Seller within five (5) business days after the Seller Election Date elect one of the following:
1.    To waive such Title Objection(s) and to close the transaction in accordance with the terms of this Contract; or
2.    To terminate this Contract by notice to Seller given on or before the date which is five (5) business days after the Seller Election Date, and the Deposit shall be refunded to Purchaser and neither party shall have any further liability or obligations to the other hereunder; provided, however, the indemnity contained in Section 3.A herein shall survive such termination. If Purchaser fails to deliver such notice to Seller within five (5) business days after the Seller Election

Date, then Purchaser shall be deemed to have found title to the Real Property unacceptable in all respects and this Contract shall be deemed terminated by Purchaser, the Deposit shall be returned to Purchaser and the Seller and Purchaser shall have no further responsibility to each other under this Contract provided, however, the indemnity contained in Section 3.A herein shall survive such termination.
D.    “Permitted Exceptions” shall mean all exceptions shown on the Title Commitment and matters noted on the Survey other than the Title Objections which Seller agrees to cure pursuant to this Section 4.
E.    Notwithstanding any contrary provision in this Contract, and notwithstanding any notice of Title Objections delivered hereunder or not delivered hereunder, on the Closing Date, as defined below, title to the Property shall be, except for the Permitted Exceptions, free and clear of: (i)    all mortgages, liens and encumbrances; (ii) all parties in possession other than tenants under the Leases; (iii) security interests; (iv) restrictions; (v) rights-of-way, easements; (vi) encroachments; and (vii) other matters, and Seller shall take all actions necessary to satisfy all such matters and Seller shall cause the Title Company to insure title to the Property as vested in Purchaser without any exception for such matters.
5.    Seller’s Representations and Warranties.
A.     Seller warrants and represents to Purchaser as follows, which warranties and representations shall be deemed made on the Effective Date and shall be reaffirmed at Closing:
1.    Seller is a validly existing limited liability company formed and in good standing in the State of South Carolina and has the authority to enter into and perform its obligations under this Contract. The person executing this Contract on behalf of Seller has been authorized to do so.
2.    The execution and delivery of this Contract do not, and the consummation of the transaction contemplated hereby will not in any material respect require any approval, consent, authorization or order of, or filing with, any private party or any governmental agency or body or violate any law, rule or regulation or any order, arbitration award, judgment or decree to which Seller is a party or by which the Seller or any of the Property is bound.
3.    The Property is not subject to any option contract or other sales contract, or to any leases or other occupancy agreements other than the Leases.
4.    Seller has no knowledge of, and has received no notice from, any governmental authority requiring any work, repairs, construction, alterations or installations on or in connection with the Property, or asserting any violation of any federal, state, county or municipal laws, ordinances, codes, orders, regulations or requirements affecting any portion of the Property, including, without limitation, any applicable environmental laws or regulations. There is no action, suit or proceeding pending or, to the knowledge of Seller, threatened against or affecting Seller or the Property or any portion thereof or relating to or arising out of the ownership of the Property, in any court or before or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality.
5.    The Seller has not received from any governmental authority any written notice of, and the Seller presently has no knowledge of, pending or contemplated condemnation proceedings affecting the Property.
6.    To the best of Seller’s knowledge, the Real Property is not in violation of any applicable environmental law, including without limitation those listed below in this paragraph. Further to the best of Seller’s knowledge, the Real Property is not now, nor has it at any time during Seller’s ownership thereof been, used for the manufacture, processing, distribution, use, treatment, storage, disposal, placement, transport or handling of toxic materials, hazardous wastes or hazardous substances (as those terms are defined in the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.) or the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), oils, petroleum-derived compounds, or pesticides, all of which are hereinafter referred to as “Hazardous Materials”). In addition, to the best of Seller’s knowledge, no (i) underground storage tanks, (ii) asbestos (either commercially processed or excavated raw materials), (iii) electrical transformers, fluorescent light fixtures with ballast, or other items or equipment containing polychlorinated biphenyls (“PCBs”), or (iv) other Hazardous Materials are present on the Property in violation of any applicable law except as previously disclosed in writing to Purchaser by Seller.
7.    Exhibit “B” lists all (i) leases for any portion of the Property and all amendments and any other writings related thereto in effect on the Effective Date and (ii) guaranties with respect to the Leases in effect on the Effective Date (the “Guaranties”). Each of the Leases and Guaranties: is (to the best of Seller’s knowledge) valid; subsisting and in full force and effect; has not been further amended, modified or supplemented (other than as disclosed to Purchaser). The rents set forth on Exhibit B are the actual rents, income and charges currently payable by tenants. Seller does not have written notice from any tenant at the Property of any material default of lease by Seller as landlord under a lease by which any tenant asserts it is relieved of its obligation to pay rent under any lease at the Property.
8.    To the best of Seller’s knowledge, all documents prepared by Seller and provided to Purchaser, including without limitation the Seller-prepared items provided pursuant to Section 3.A.2 herein are the complete originals or, if not originals, are true, accurate, and complete copies thereof.
9.    All amounts due and payable by Seller under any operating and reciprocal easement agreements affecting the Real Property have been paid and Seller has not received written notice of default under any such agreements which have not been cured. To the best of Seller’s knowledge, there are no parties subject to such agreements which are in default under any of such agreements.
10.    To the best knowledge of Seller, Seller is the fee simple owner of the Real Property.

11.    Following Closing, no brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of any of the Leases or any extensions or renewals thereof, except as specifically stated in the Leases.
B.    Notwithstanding anything in this Agreement to the contrary, if the information provided to Purchaser by Seller contains, or the Purchaser otherwise acquires, any information that is contrary to any representation or warranty made by Seller in this Agreement, and Purchaser does not disclose such inconsistency, then Purchaser shall be deemed to have waived any objection and claim for breach of any such representation or warranty.
C.    THE TRANSACTION CONTEMPLATED BY THIS CONTRACT HAS BEEN NEGOTIATED BETWEEN SELLER AND PURCHASER. THIS CONTRACT REFLECTS THE MUTUAL AGREEMENT OF SELLER AND PURCHASER, AND PURCHASER HAS CONDUCTED ITS OWN INDEPENDENT EXAMINATION OF THE PROPERTY. OTHER THAN THE MATTERS REPRESENTED IN SECTION 5 HEREOF AS SUCH MAY BE LIMITED BY THIS CONTRACT, PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OF SELLER'S AGENTS OR REPRESENTATIVES, AND PURCHASER HEREBY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS HAVE BEEN MADE. EXCEPT AS SPECIFICALLY STATED HEREIN, SELLER SPECIFICALLY DISCLAIMS, AND NEITHER IT NOR ANY OTHER PERSON IS MAKING ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO PURCHASER. EXCEPT AS SPECIFICALLY STATED HEREIN, NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SELLER OR RELIED UPON BY PURCHASER WITH RESPECT TO THE STATUS OF TITLE TO OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE PROPERTY, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (c) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (d) ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (e) ANY CLAIM BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, LATENT OR PATENT, WITH RESPECT TO THE IMPROVEMENTS OR THE PERSONAL PROPERTY, (f) THE FINANCIAL CONDITION OR PROSPECTS OF THE PROPERTY AND (g) THE COMPLIANCE OR LACK THEREOF OF THE REAL PROPERTY OR THE IMPROVEMENTS WITH GOVERNMENTAL REGULATIONS, IT BEING THE EXPRESS INTENTION OF SELLER AND PURCHASER THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS CONTRACT, THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO PURCHASER IN ITS PRESENT CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS”, WITH ALL FAULTS.
6.    For purposes of this Agreement, references to “Seller’s knowledge” or “the knowledge of Seller” or words of similar import shall be deemed to refer solely to the actual knowledge of Elliot M. Liffman or Zach Fishman (Seller’s executives responsible for oversight of the Property) and shall not include any obligation of further inquiry or investigation, nor any knowledge which could or should have been obtained, or matter which might be deemed to be known to Seller, by virtue of constructive notice, inquiry notice, or any other form of notice or duty of investigation. Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller as follows:
A.    This Contract is validly executed and delivered by Purchaser and the performance by Purchaser hereunder does not violate (i) any agreement or contract to which Purchaser is a party or (ii) any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which Purchaser is subject.
B.    The execution of this Contract by Purchaser has been properly authorized and is the binding obligation of Purchaser.
C.    Purchaser represents that it is a knowledgeable, experienced and sophisticated buyer of real estate, and that, subject to the representations and warranties of Seller set forth in Section 5, it is relying solely on its own expertise and that of Buyer's consultants in purchasing the Property.
D.    Purchaser represents that this Contract gives Purchaser the opportunity to conduct such inspections, investigations and other independent examinations of the Property and related matters, including but not limited to the physical and environmental conditions thereof, during the Review Period, and that Purchaser will rely upon same and not upon any statements of Seller or of any member, manager, officer, director, agent or attorney of Seller, except as otherwise provided herein. Purchaser acknowledges that all information obtained by Purchaser will be obtained from a variety of sources and, except as otherwise provided herein, Seller will not be deemed to have represented or warranted the completeness, adequacy, truth or accuracy of any of the due diligence items or other such information heretofore or hereafter furnished to Purchaser. Upon Closing, Purchaser will assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Purchaser's inspections and investigations, except as otherwise provided herein. Purchaser acknowledges and agrees that, subject to the representations and warranties of Seller set forth in Section 5 and the limitations set forth in this Agreement, upon Closing, Seller will sell and convey to Purchaser, and Purchaser will accept the Property, “AS IS, WHERE IS,” with all faults. Purchaser further acknowledges and agrees that, except as otherwise stated herein, there are no oral agreements, warranties or representations, collateral to or affecting the Property, by Seller, any agent of Seller or any third party. Seller is not liable or bound in any manner by any oral or written statements, representations or information pertaining to the Property furnished by any real estate broker, agent, employee, servant or other person, unless the same are specifically set forth or referred to herein. Purchaser acknowledges that the Purchase Price reflects the “as is, where is” nature of this sale and any faults, liabilities, defects or other adverse matters that may be associated with the Property.
E.    PURCHASER, WITH PURCHASER'S COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT, AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF. PURCHASER

ACKNOWLEDGES AND AGREES THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH HEREIN ARE AN INTEGRAL PART OF THIS AGREEMENT, AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE PROPERTY TO PURCHASER FOR THE PURCHASE PRICE WITHOUT THE DISCLAIMER AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT. THE TERMS AND CONDITIONS OF THIS SECTION WILL EXPRESSLY SURVIVE THE CLOSING, WILL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS.
7.    Seller’s Covenants. Seller covenants and agrees as follows:
A.    Seller will not a. mortgage, pledge or voluntarily subject the Property or any part thereof to an unbonded lien or other encumbrance, b. execute or cause to be placed of record any document affecting title to any portion of the Real Property, c. enter into, or subject any portion of the Property to, any option contract, sales contract, or any other agreement, pursuant to which any party shall have any right to purchase any portion of the Property2.3.4. or 5. after the Review Period, enter into any lease, assignment, amendment, modification, supplement or renewal of any of the Leases, without first receiving Purchaser’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. At least five (5) business days before the end of the Review Period, Seller will provide written notice to Purchaser if Seller enters into any lease, assignment, amendment, modification, supplement or renewal of any of the Leases.
B.    Seller will not sell or otherwise dispose of or remove any fixtures, mechanical equipment or any other item included within the Property, except in the ordinary course of business.
C.    Seller will endeavor in good faith to comply with each and every material undertaking, covenant and obligation of the landlord under the Leases except under any Lease where the tenant thereunder is in default.
D.    Seller will pay or cause to be paid (or provide for payment at Closing) all debts, taxes, fees, assessments, commissions, and other obligations related to the use and ownership of the Property up to the date of Closing, except for those items for which proration is agreed upon in accordance with the provisions of Section 10 herein.
E.    Seller will: (i) manage and operate the Property only in the ordinary and usual manner, substantially in accordance with Seller’s present practice, and maintain in full force and effect until the Closing Date all appropriate insurance policies; (ii) deliver the Property on the Closing Date in substantially the same condition it is in on the date of this Contract, reasonable wear and tear excepted; (iii) give prompt written notice to Purchaser, by overnight delivery from a recognized national carrier, electronic mail and facsimile of any fire or other casualty affecting the Property after the Effective Date; and (iv) deliver to Purchaser, promptly after receipt by Seller, copies of all notices of violation issued by governmental authorities with respect to the Property received by Seller after the Effective Date.
F.    Seller will give notice of termination to be effective at Closing with regard to any management or leasing contract or fee arrangement between Seller and any other party for or in connection with the Real Property and all payments due thereunder will be paid in full by

Seller prior to Closing and Seller shall hold Purchaser harmless from any claims thereunder, unless Purchaser, at its sole option, assumes any such agreement in writing. Seller further warrants and represents that all such contracts and agreements shall be terminated effective as of Closing, unless otherwise assumed by Purchaser as noted above.
G.    Seller will promptly notify the Purchaser in writing if Seller receives written notice of any event or any condition which renders any of the representations contained herein untrue or misleading.
8.    Conditions.
A.    In addition to Purchaser’s absolute right to terminate this Contract for any reason at any time during the Review Period, the obligation of Purchaser under this Contract to purchase the Property from Seller is subject to the satisfaction of each of the following conditions on or prior to the Closing Date, any of which conditions may be waived in whole or in part by Purchaser by written waiver at or prior to the Closing Date:
1.    Title to the Real Property shall be good and marketable as required herein, free and clear of all liens and encumbrances and subject to no exceptions other than the Permitted Exceptions and the Escrow Agent shall be prepared to issue an owner’s title insurance policy pursuant to the Title Commitment insuring the title to the Real Property subject only to the Permitted Exceptions in the amount of the Purchase Price. For purposes of determining whether this Condition has been satisfied, it shall be assumed that as of the Closing Date: (a) all of Purchaser’s “Requirements” set forth in the Title Commitment have been satisfied; and (b) the Escrow Agent’s willingness to issue such owner’s title insurance policy shall satisfy the requirement that title to the Real Property shall be good and marketable.
2.    Seller shall have performed, observed and complied with all covenants, agreements and conditions required by this Contract to be performed by, observed and complied with on its part either on or prior to the Closing Date.
3.    All of Seller’s representations and warranties contained herein shall be true and correct in all material respects as of the Closing Date and Seller will deliver to Purchaser at Closing a certificate to that effect.
4.    The physical condition of the Property shall not have materially changed since the Effective Date.
5.    Intentionally deleted.
6.    Purchaser shall have made application to a lender of Purchaser’s choice for a loan upon terms and in an amount which shall be to the complete subjective satisfaction of Purchaser, provided, that the amount of such loan shall not exceed the principal amount determined by Purchaser’s lender at a loan-to-value ratio of 60% and the conditions of such loan shall be consistent with and not more onerous than the conditions precedent to Purchaser’s obligations under Section 8 (A) of the Contract, such loan application shall have been accepted by the lender of

Purchaser’s choice, and such lender shall have given final approval of such loan, all loan conditions that are outside of Purchaser’s control shall be met provided that Purchaser shall use reasonable efforts to satisfy all conditions, and such loan shall be fully funded at Closing (except holdbacks set for future funding under the terms of the loan documents and reserves maintained by Purchaser’s lender).
7.    In the event Purchaser shall discover such Hazardous Materials, toxic substances, tanks or other unsatisfactory (in Purchaser’s sole discretion) environmental conditions on or about the Property at any time prior to Closing, in addition to its other rights and remedies at law or equity or under this Contract, Purchaser shall have the right to terminate this Contract upon written notice thereof to Seller, whereupon Escrow Agent shall return the Deposit to Purchaser together with all interest thereon, and Purchaser shall have all of its rights and remedies noted herein.
8.    Notwithstanding that certain of Seller's representations and warranties may be limited to the extent of actual knowledge of the facts stated therein, it shall be a condition precedent to Purchaser's obligation to conduct Closing that the facts stated in all such representations and warranties shall be correct as of the time of Closing.
9.    Seller shall have delivered to Purchaser duly executed originals of estoppel certificates (the “Estoppel Certificates”) from Bi-Lo and Grove Park Pharmacy, hereinafter referred to as the “Key Tenants” and from other tenants representing at least seventy-five percent (75%) of leased area of the Property, inclusive of the area of the Property leased to the Key Tenants under the Leases, in the form attached hereto as Exhibit “D” or upon any similar form required by any lender to Purchaser; provided, however, that if a form of estoppel certificate is attached to or otherwise prescribed in an applicable Lease, then such form shall be deemed to be acceptable to Purchaser; and, provided further, if the applicable tenant under such Lease is a “national” or “regional” retailer or other “national” or “regional” business, then, that such Tenant Estoppel with respect to such Lease shall be in the form customarily provided by such tenant. Seller shall deliver all of the required Estoppel Certificates to Purchaser prior to Closing in the required form and each such Estoppel Certificate shall state no claim of offset by the tenant, no default by Seller under the Leases, financial terms consistent with those disclosed by Seller to Purchaser and no circumstance which would with the giving of notice or passing of time be a default by Seller under any Lease within the aforesaid time period. Each Guarantor of a Lease shall execute the attached Guarantee Estoppel attached hereto as Exhibit “E” without any amendments thereto.
10.    Seller shall have delivered to Purchaser duly executed originals of subordination, nondisturbance agreements (the “SNDA Agreements”) from each Key Tenant and any tenant that has recorded a Memorandum of Leases that encumbers the Real Property in the form to be approved by Seller and Purchaser during the Review Period ; provided, however, that if a form of SNDA Agreement is attached to or otherwise prescribed in an applicable Lease, then such form shall be deemed to be acceptable to Purchaser. Seller shall deliver all of the SNDA Agreements without modification prior to Closing.
11.    Seller shall have delivered to Purchaser duly executed originals of estoppel certificates (“REA Estoppel”) from all parties subject to any Reciprocal Easement Agreement or Easement with Covenants and Restrictions or similar agreement (the “Restrictive

Agreement”), if any, in the form attached hereto as Exhibit “G”, by which the parties to the Restrictive Agreement shall certify that the Restrictive Agreement is in full force and effect, has not been modified or amended in any way, and to the best knowledge of the party giving the estoppel, the Seller is not in default under the applicable instrument and all amounts, if any, owing under the Restrictive Agreement have been paid in full by Seller.
12.    Each of the Key Tenants shall be occupying the Property and operating its business at the Property and none of the Key Tenants shall be in default in the payment of rent or performance of any other material obligation under its lease.
In the event any of the foregoing conditions of this Section 8 (A) to the Closing are not satisfied or waived in writing by Purchaser as of the Closing Date, then Purchaser may (i) waive in writing the satisfaction of any such conditions, in which event this Contract shall be read as if such conditions no longer existed or (ii) terminate this Contract and have the Deposit refunded together with accrued interest; provided, however, that if such failure of condition also constitutes or is accompanied by a default by Seller hereunder, Purchaser shall have all rights and remedies as set forth in Section 13 herein.
B.    The obligations of Seller under this Contract to sell the Property to Purchaser are subject to the satisfaction of each of the following conditions:
1.    Purchaser shall have performed, observed and complied with all covenants, agreements and conditions required by this Contract to be performed by, observed and complied with on its part either on or prior to the Closing Date.
2.    All of Purchaser’s representations and warranties contained herein shall be true and correct in all material respects.
In the event any of the foregoing conditions of this Section 8 (B) to the Closing are not satisfied or waived in writing by Seller as of the Closing Date, then Seller may terminate this Contract and the Deposit shall be refunded to Purchaser, Seller and Purchaser shall have no further responsibility to each other and the indemnity contained in Section 3.A herein shall survive provided, however, that if such failure of condition also constitutes or is accompanied by a default by Purchaser hereunder, Seller shall have all rights and remedies as set forth in Section 14 herein.
9.    Closing.
A.    Unless this Contract is terminated by Purchaser or Seller as herein provided, the closing hereunder (the “Closing”) shall be conducted in escrow by the Escrow Agent on or before that date which is forty five (45) days after the end of the Review Period (the “Closing Date”).
B.    At Closing, in addition to any other documents required to be delivered under the terms of this Contract, Seller shall deliver or cause to be delivered to Purchaser the following, copies of which shall be delivered to Purchaser five (5) days prior to Closing for its review and approval:

1.    A special (or limited) warranty deed, duly executed and acknowledged by Seller and in proper form for recordation, conveying good, marketable fee simple title to the Real Property, free and clear of all liens and encumbrances, other than the Permitted Exceptions. Seller shall also execute and deliver a quit-claim deed by which the Real Property is described by reference to the Survey description of the Real Property, provided that the Survey is certified to Seller.
2.    A bill of sale with special (or limited) warranty of ownership or assignment of lease, as the case may be, of all of the Additional Property, duly executed and acknowledged by Seller.
3.    The originals of the Leases and Guarantees thereof, together with a valid assignment, duly executed by Seller, assigning to Purchaser all of Seller’s right, title and interest, as landlord in and to the Leases and Guarantees thereof, free and clear of all assignments, pledges or hypothecations thereof, which assignment shall include Seller’s indemnity for all matters arising or asserted due to events or occurrences arising on or before the Closing Date, and Purchaser’s indemnity for such matters arising after the Closing Date.
4.    Notice to the tenants under the Leases in the form approved by Purchaser and in conformity with the requirements of the Leases, duly executed and acknowledged by Seller, advising the tenants of the sale of the Property to Purchaser and directing that rent and other payments thereafter be sent to Purchaser (or its agent) at the address provided by Purchaser.
5.    A valid assignment, duly executed and acknowledged by Seller, assigning to Purchaser all of Seller’s interest in and to guarantees, warranties and bonds and other assets comprising the Property, together with the original of each such guaranty, warranty, bonds and other related documents.
6.    To the extent they are in Seller’s possession or control, originals of all certificates of occupancy, licenses, permits, authorizations and approvals required by law and issued by all governmental authorities having jurisdiction over the Real Property and copies of all certificates issued by the local board of fire underwriters (or other body exercising similar functions).
7.    To the extent they are in Seller’s possession or control, a complete set of the final working drawings, engineering plans, utilities lay-out plans, topographical plans and the like used in the construction of the Improvements.
8.    Such typical affidavits or letters of indemnity, duly executed and acknowledged by Seller, as the Escrow Agent shall reasonably require in order to issue policies of title insurance free of any exceptions for unfiled mechanics, materialmen’s or similar liens, gap coverage and parties in possession (other than the tenants under the Leases).
9.    A certificate of non-foreign status as required by Section 1445 of the Internal Revenue Code, duly executed by Seller.

10.    All keys, codes, or other security devices used in connection with the operation of the Property.
11.    Seller’s certificate, duly executed by Seller, pursuant to Section 8 herein with respect to its representations and warranties.
12.    Any other documents reasonably requested by Purchaser or     Purchaser’s title insurance company in order to consummate the transaction contemplated by this Contract.
13.    A closing statement executed by Seller.
C.    At Closing, in addition to any other documents required to be delivered under the terms of this Contract, Purchaser shall deliver or cause to be delivered the following:
1.    Cash, wire transfer or other immediately available funds payable to Seller in the amount of the funds at Closing, as specified in Sections 2 (A) herein.
2.    A bill of sale with warranty of ownership or assignment of lease, as the case may be, of all of the Additional Property, duly executed and acknowledged by Purchaser.
3.    A valid assignment, duly executed by Purchaser, assigning to Purchaser all of Seller’s right, title and interest, as landlord, in and to the Leases and Guarantees thereof, free and clear of all assignments, pledges or hypothecations thereof, which assignment shall include Seller’s indemnity for all matters arising or asserted, due to events or occurrences arising on or before the Closing Date, and Purchaser’s indemnity for such matters arising after the Closing Date.
4.    A valid assignment, duly executed and acknowledged by Purchaser, assigning to Purchaser all of Seller’s interest in and to guarantees, warranties and bonds and other assets comprising the Property, together with the original of each such guaranty, warranty, bonds and other related documents.
5.    A closing statement executed by Purchaser.
10.    Adjustments. The following shall be adjusted between Seller and Purchaser and shall be prorated on a per diem basis as of the Closing Date, except as noted below:
A.    All rents and other payments and obligations pursuant to the Leases. All monies received after Closing from a tenant in arrears at Closing shall be first applied to current rent, then to arrearages and any other amounts owing to Seller. For six months (6) months after Closing, Purchaser shall use commercially reasonable efforts, excluding litigation, to collect such arrearages on behalf of Seller and shall submit any such arrearages to Seller promptly upon receipt of same.
B.    Real estate taxes (on the basis of the actual fiscal years for which such taxes are assessed), personal property taxes, and assessments on the Property shall be apportioned pro rata between Seller and Purchaser, with Seller responsible for the same to and including the day prior to the Closing Date and Purchaser responsible for the same from and after the Closing Date. In the event that as of the Closing date the actual tax bills for the tax year or years in question are not available and the amount of taxes to be prorated as aforesaid cannot be ascertained, then rates and assessed valuation for the previous year, with known changes, shall be used at Closing and after the Closing occurs and when the actual amount of taxes for the year in question shall be determinable, such taxes will be re-prorated between the parties to reflect the actual amount of such taxes. Purchaser shall receive a credit in an amount equal to any taxes and assessments unpaid as of the Closing Date and for which Seller is responsible hereunder. Seller shall receive a credit in an amount equal to any taxes and assessments which have been paid by Seller applicable to periods on or after the Closing Date.
C.    Seller shall pay to Purchaser at Closing, by credit against the Purchase Price, all security deposits paid by tenants under the Leases, including any and all interest accrued thereon.
D.    (i)    Seller shall pay at Closing the amount of all transfer and recording taxes or charges on the deed conveying the Real Property, and one half of the fees charged by the Escrow Agent to act as settlement agent.
(ii)    Purchaser shall pay at Closing the charges of the Escrow Agent for issuance of the title commitment and owner’s title policy to Purchaser, the cost of the Survey, cost of any endorsement to the policy of title insurance, the cost of recording any security instruments required by any lender, and one-half of escrow fees charged by Escrow Agent to act as settlement agent. Purchaser shall also pay all costs of the Purchaser’s studies and activities under the Review Period.
E.    All utilities, real estate taxes, operating expenses and other apportionable income and expenses paid or payable by Seller, including without limitation, Common Area Maintenance charges due under the Leases (collectively “CAM Charges”), shall be apportioned pro rata on a per diem basis as of 12:01 A.M. on the date of Closing. Seller shall use its best efforts to cause any and all public utilities serving the Property to issue final bills to Seller on the basis of readings made as of Closing and all such bills shall be paid by Seller. Within ninety (90) days after Closing, Purchaser and Seller shall perform a final reconciliation of the CAM Charges due under the Leases for the calendar year up to the date of Closing (the “Short Year”) as follows: (i) Purchaser shall pay to Seller the amount by which the CAM Charges and taxes actually paid by Seller during such Short Year exceed that portion of funds Seller collected from tenants for CAM Charges and taxes (which are not otherwise paid directly by such tenants) during the Short Year, or (ii) Seller shall pay to Purchaser the amount by which that portion of funds Seller collected from tenants for CAM Charges and taxes (which are not otherwise paid directly by such tenants) during the Short Year exceeds the CAM Charges and taxes actually paid by Seller during such Short Year. Seller shall provide all relevant information regarding such final reconciliation of the CAM Charges to Purchaser at least ten (10) business days prior to such reconciliation.
F.    With the exception of any adjustments to be made following the Closing Date, (a) if a net amount is owed by Seller to Purchaser pursuant to this Section 10, such amount shall be credited against the Purchase Price, and (b) if a net amount is owed by Purchaser to Seller pursuant to this Section 10, such amount shall be added to the Purchase Price.
G.    At Closing, Purchaser shall reimburse Seller for any and all Reimbursable Lease Expenses (defined below) to the extent that the same have been incurred by Seller prior to Closing. In addition, at Closing, Purchaser shall assume Seller's obligations to pay, when due (whether on a stated due date or by acceleration) any Reimbursable Lease Expenses unpaid as of the Closing, and Purchaser hereby agrees to indemnify, defend and hold Seller harmless from and against any and all claims for such Reimbursable Lease Expenses which remain unpaid for any reason at the time of Closing, which obligations of Purchaser shall survive the Closing and shall not be merged therein. Each party shall make available to the other all records, bills, vouchers and other data in such party's control verifying Reimbursable Lease Expenses and the payment thereof.
H.    "Reimbursable Lease Expenses" means any and all fees paid by Seller prior to Closing or costs and expenses incurred by Seller prior to Closing arising out of or in connection with any extensions, renewals or expansions under any existing lease for space at the Property exercised or granted between the Effective Date and the Closing Date, and any new lease at the Property. Reimbursable Lease Expenses shall include only: (a) brokerage commissions and fees to effect any such leasing transaction, (b) expenses incurred for repairs, improvements, equipment, painting, decorating, partitioning and other items to satisfy the Tenant's requirements with regard to such leasing transaction, (c) intentionally deleted (d) intentionally deleted and (e) expenses incurred for the purpose of satisfying or terminating the obligations of a Tenant under a new lease to the landlord under another lease (whether or not such other lease covers space in the Property).
I.    The provisions of this Section 10 shall survive Closing for a period of nine (9) months.

11.    Possession. Possession of the Property shall be delivered as of the Closing Date subject only to the Leases.
12.    Condemnation. In the event that any eminent domain proceeding (including a temporary taking) affecting the Real Property or any part thereof or affecting any of the rights of the tenants under the Leases is commenced or threatened by a governmental body having the power of eminent domain (a “Condemnation”), Seller shall immediately give Purchaser written notice thereof, and in the event, in Purchaser’s sole opinion, such Condemnation has no material adverse effect on the Property, Purchaser shall receive the award resulting from the Condemnation, (or if not then received, the right to the same shall be assigned to Purchaser), and this transaction shall be closed in the same manner as if no such Condemnation or other taking shall have occurred. However, if any such Condemnation has, or will have, in Purchaser’s sole opinion, a material adverse effect on the Property, Purchaser may terminate this Contract, in which event the Escrow Agent shall immediately forward the Deposit to Purchaser, and neither party shall have any further liability or obligations to the other hereunder; provided, however, that the indemnity contained in Section 3.A herein shall survive.
13.    Seller’s Default.
A.    If the closing of the Property is consummated, then the following shall apply: the representations and warranties of Seller set forth in Section 5will survive the Closing for a period of nine (9) months. Purchaser will not have any right to bring any action against Seller as a result of any untruth or inaccuracy of such representations and warranties, unless and until the aggregate amount of all liability and losses arising out of any such untruth or inaccuracy, exceeds $25,000.00, and then only to the extent of such excess. In addition, in no event will Seller's liability for all such breaches exceed, in the aggregate, $500,000.00. Seller shall have no liability with respect to any of Seller's representations, warranties and covenants herein if, prior to the Closing Date, Purchaser has actual knowledge of any breach of a representation, warranty or covenant of Seller herein, or Purchaser obtains actual knowledge (from whatever source, including, without limitation, any tenant estoppel certificates, as a result of Purchaser's due diligence or written disclosure by Seller or Seller's agents and employees) that contradicts any of Seller's representations and warranties herein, and Purchaser nevertheless consummates the transaction contemplated by this Agreement.
B.    If the closing of the Property is not consummated due to Seller's failure or refusal to perform its obligations under this Contract, Purchaser shall be entitled, as its sole remedy in respect of such default, either (a) to terminate this Contract and to receive the return of the Deposit and Seller shall reimburse Purchaser its reasonable out of pocket expenses incurred or arising pursuant to this Contract up to a maximum of Fifty Thousand and 00/100 Dollars ($50,000.00), or (b) to enforce specific performance of this Agreement. Purchaser shall be deemed to have elected to terminate this Agreement and receive back the Deposit, if Purchaser fails to file suit for specific performance against Seller in a local or federal court with jurisdiction over the parties, on or before thirty (30) days following the earlier to occur of: (i) the date upon which closing was to have occurred or (ii) the date that either party terminates this Agreement in writing.
C.    Notwithstanding anything herein to the contrary, if (i) the closing of the Property is not consummated due to Seller's failure or refusal to perform its obligations under this

Contract (and not excused by reason of Purchaser’s failure or refusal to perform its obligations under the Contract), and (ii) such Seller default is willful and intentional, and (iii) specific performance is not a commercially reasonable available remedy, then Purchaser shall have the right to pursue any remedy at law or in equity, including, without limitation, a claim for money damages, provided, however, in such event Seller's liability for such default shall not exceed $250,000.00.
14.    Purchaser’s Default; Liquidated Damages. In the event Purchaser shall be in breach or violation of, or shall fail or refuse to perform its obligations under this Contract the Deposit shall be forwarded by Escrow Agent to Seller on demand, which is hereby agreed to be adequate liquidated damages for Purchaser’s default hereunder, and Seller shall have no other rights or remedies. The parties acknowledge that the Deposit represents a reasonable effort to ascertain the damages to Seller in the event of a Purchaser default, which damages are difficult or impossible to quantify.
15.    Broker’s Commission. Seller shall be solely responsible for, and shall pay in cash at Closing, and only if Closing shall occur, a real estate commission to Cushman and Wakefield (the “Broker”) pursuant to the terms of a separate agreement. Seller represents and warrants to Purchaser, and Purchaser represents and warrants to Seller that except as provided in the preceding sentence no commissions are due and owing to any real estate broker or salesperson in connection with this transaction arising out of its actions. Seller and Purchaser hereby each agree to indemnify, defend and hold the other harmless from and against any claim for any real estate commission or similar fee arising out of its actions concerning the purchase and sale of the Property as contemplated by this Contract. Seller acknowledges that Purchaser has disclosed that certain of its principals are licensed real estate agents in the Commonwealth of Virginia. The provisions of this Section 15 shall survive Closing.
16.    Insurance; Risk of Loss. At all times until the Closing has been consummated, Seller shall maintain in full force and effect casualty and liability insurance on or with respect to the Property, it being understood and agreed that all risk of loss with respect to the Property shall remain with Seller through Closing, except with respect to damage resulting from acts of Purchaser, its agents or contractors. In the event that prior to the Closing Date, the Improvements on the Property are damaged, destroyed, or rendered unusable, in whole or in part, by fire, or other cause (other than by Purchaser, its agents or contractors), then the Purchaser may terminate this Contract by notice to the Seller within ten (10) days of Purchaser’s receipt of Seller’s notice of such damage or proceeding, in which case the Deposit shall be refunded to Purchaser, and thereafter neither party shall have any further obligation or liability to the other by virtue of this Contract, except as otherwise expressly provided herein.
17.    Survival. Any representation or warranty will survive Closing for a period of nine (9) months after Closing (provided, that this limitation shall not apply to any representation or warranty contained in any deed of bargain and sale executed and delivered by Seller to Purchaser at Closing). All other covenants and agreements made or undertaken by Seller under this Contract will not survive the Closing but will be extinguished by merger into the Deed and other Closing documents delivered at the Closing, unless specifically stated to survive Closing in this Agreement.

18.    Assignment. Purchaser’s rights under this Contract shall be assignable by Purchaser, without further consent of Seller, to an entity affiliated with or controlled by Purchaser or any of Purchaser’s principals.
19.    Notices. All notices, requests or other communications permitted or required under this Contract shall be in writing and shall be communicated by personal delivery, by nationally recognized overnight delivery service (such as Federal Express), by certified mail, return receipt requested, by electronic mail or by facsimile transmission to the parties hereto at the addresses shown below or at such other address as any of them may designate by notice to each of the others. Notice given by facsimile or electronic mail shall be effective as of the successful transmission of the facsimile (as evidenced by a successful transmission report generated by the sender’s facsimile equipment) or upon sending electronic mail, but only if notice is sent the same day by another method permitted by this Section 19.
Seller:
Seller: Grove Park Property, LLC
c/o Diversified Realty Ventures
4920 Elm Street, Suite 325
Bethesda, MD 20814
Fax No: (301) 654-0660
Email: eliffman@drv-llc.com
Attn: Elliot M. Liffman

Copy to:
Silver McGowan & Silver, P.C.
1612 K Street, N.W., Suite 1204
Washington, D.C. 20006
Fax No: (202) 861-1268
Email: jzsilver@sms-lawfirm.com
Attn: Joel Z. Silver, Esq.

Purchaser:
Dave Kelly
WHLR-Grove Park, LLC
2529 Virginia Beach Boulevard
Virginia Beach, Virginia 23452
Phone: (757) 627-9088
Fax: (757) 627-9081
Email: dkelly@WHLR.us

Copy to:
Stuart A. Pleasants, attorney at law
Stuart A. Pleasants, P. C.
2529 Virginia Beach Boulevard
Virginia Beach, Virginia 23452
Phone: (757) 275-7634
Fax: (757) 627-9081
Email: stuartpleasants@verizon.net
Escrow Agent:
Wesley M. Graybill
Graybill, Lansche and Vinzani
2721 Devine Street
Columbia, South Carolina 29205
Facsimile: (803) 404-5701
wgraybill@glvlawfirm.com

20.    Escrow. Upon its receipt thereof, Escrow Agent shall deposit the Deposit in a federally insured interest bearing account, with all accrued interest earned thereon to be added to and deemed a part of the Deposit. Except as otherwise provided in this Contract, the Deposit shall be delivered by Escrow Agent to Seller on the Closing Date for application against the Purchase Price; provided, however, if Purchaser shall be entitled to a refund of the Deposit in accordance with the terms of this Contract, Escrow Agent shall promptly refund the Deposit to Purchaser. Escrow Agent shall have no liability to any party hereto in acting or refraining from acting hereunder except for willful malfeasance and shall perform such function without compensation. In the event of any dispute between the parties hereto or between Escrow Agent and Seller or Purchaser, Escrow Agent may deposit the Deposit in a court of competent jurisdiction for the purpose of obtaining a determination of such controversy. Seller and Purchaser agree to execute and deliver an escrow agreement in the form designated by Escrow Agent, which escrow agreement shall be in commercially reasonable format.
21.    Like Kind Exchange Under Section 1031 of the Internal Revenue Code. The parties acknowledge that Seller or Purchaser may wish to enter into a like kind exchange (either simultaneous or deferred) with respect to the Property (the “Exchange”) pursuant to the applicable provisions of Section 1031 of the Internal Revenue Code of 1986, as amended. Notwithstanding anything to the contrary contained in this Contract, Seller or Purchaser shall have the right to assign its interest under this Contract without the other party’s consent for the sole purpose of enabling the assigning party to effectuate the Exchange, including execution of any necessary acknowledgment documents; provided, however, that notwithstanding any such assignment, the assigning party shall not be released from any of its liabilities, obligations or indemnities under this Contract. The other party shall cooperate in all reasonable respects with the assigning party to effectuate such Exchange; provided, however, that:
A.    Closing shall not be extended or delayed by reason of such Exchange;

B.    The non-assigning party shall not be required to incur any additional cost or expense as a result of such Exchange, and the assigning party shall forthwith, on demand, reimburse the non-assigning party for any additional cost or expense excepting for attorney’s fees incurred by the non-assigning party as a result of the Exchange in reviewing documents; and
C.    The assigning party’s ability to consummate the Exchange shall not be a condition to the obligations of assigning party under this Contract, and the non-assigning party does not warrant and shall not be responsible for any of the tax consequences to assigning party with respect to the transactions contemplated hereunder.
22.    Miscellaneous.
A.    This Contract shall be governed by, construed and enforced under the laws of the State of South Carolina, without regard to its conflicts of laws provisions.
B.    Purchaser agrees that any information obtained by Purchaser or its attorneys, partners, accountants, lenders or investors (collectively, for purposes of this Section the “Permitted Outside Parties”) in the conduct of its due diligence shall be treated as confidential, shall be used only to evaluate the acquisition of the Property from Seller, and shall not be used to Seller's detriment. Purchaser further agrees that within its organization, or as to the Permitted Outside Parties, the due diligence Items will be disclosed and exhibited only to those persons within Purchaser's organization or to those Permitted Outside Parties who are responsible for determining the feasibility of Purchaser's acquisition of the Property. Purchaser further acknowledges that the due diligence items and other information relating to the leasing arrangements between Seller and any Tenants or prospective tenants are proprietary and confidential in nature. Purchaser agrees not to divulge the contents of such due diligence Items or any other information except in confidence to such Permitted Outside Parties with a need to know such information. In permitting Purchaser and the Permitted Outside Parties to review the due diligence Items and other information to assist Purchaser, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created by Seller and any such claims are expressly rejected by Seller and waived by Purchaser and the Permitted Outside Parties, for whom, by its execution of this Agreement, Purchaser is acting as an agent with regard to such waiver. The provisions of this Section shall survive termination of this Agreement but not Closing. Purchaser shall be entitled to issue a press release, which press release shall not include the Purchase Price or specifically name the Seller. Seller also acknowledges that Purchaser is subject to the regulations of the Securities Exchange Commission and Purchaser must comply with applicable laws and regulations thereof.
C.    This Contract sets forth the entire agreement and understanding between the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings which led to the subject matter hereof.
D.    All the terms, covenants, representations, warranties and conditions of this Contract shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective heirs, personal representatives, executors, successors and permissible assigns.

E.    Failure of any party at any time or times to require performance of any provisions herein shall in no manner affect the right at a later time to enforce the provision. No waiver by either party of any condition, or the breach of any term, covenant, representation or warranty contained in this Contract, whether by conduct or otherwise, in any one of more instances, shall be deemed a further or continuing waiver of condition or covenant, representation or warranty contained in this Contract.
F.    Any amendment or modification of this Contract shall be made in writing executed by the party sought to be charged thereby.
G.    Wherever used herein, the singular shall include the plural, the plural shall include the singular and the use of any gender shall include all other genders. If Seller consists of more than one individual or entity, all individuals and entities comprising Seller shall be jointly and severally liable under this Contract. In this Contract, whenever general words or terms are followed by the word “including” (or other forms of the word “include”) and words of particular and specific meaning, shall be deemed to include the words “including without limitation,” and the general words shall be construed in their widest extent, and shall not be limited to persons or things of the same general kind or class as those specifically mentioned in the words of particular and specific meaning.
H.    The captions and Section headings contained herein are for convenience only and shall not be used in construing or enforcing any of the provisions of this Contract.
I.    This Contract may be executed by facsimile or electronic mail in two (2) or more counterparts, each of which shall be deemed an original hereof, but all of which, together, shall constitute a single agreement. If executed by facsimile or electronic mail, the parties to this Contract may rely on an electronic copy or facsimile copy as an original.
J.    Time is of the essence with respect to every provision of this Contract.
K.    If the expiration of any time period measured in days occurs on a Saturday, Sunday or legal holiday, such expiration shall automatically be extended to the next day which is not a Saturday, Sunday or legal holiday.
L.    In the event of any litigation between the parties hereto with respect to this Contract, the non-prevailing party in such litigation shall pay any and all costs and expenses incurred by the other party in connection with such litigation including, without limitation, court costs (including costs of any trial or appeal therefrom) and reasonable attorneys' fees and disbursements.
M.    Except as expressly set forth in this Contract, the exercise by any party to this Contract of any of its remedies under this Contract will be without prejudice to its other remedies under this Contract or available at law or in equity.
[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement.
PURCHASER:
WHLR-GROVE PARK, LLC
/s/ Jon S. Wheeler
By Jon S. Wheeler, its Manager

SELLER:
GROVE PARK PROPERTY, LLC
/s/ Elliot M. Liffman
By Elliot M. Liffman, its Manager